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EXHIBIT 99.1     PRESS RELEASE


*FOR IMMEDIATE RELEASE*


             OTS AND SOUTH CAROLINA BOARD OF FINANCIAL INSTITUTIONS
                 APPROVE MERGER BETWEEN PROVIDENT COMMUNITY BANK
                       AND COMMUNITY FEDERAL SAVINGS BANK


      Union and Winnsboro, South Carolina (November 5, 1999) -- Union Financial Bancshares, Inc. (Nasdaq: UFBS) and South Carolina Community Bancshares, Inc. (Nasdaq: SCCB) today announced that on October 22, 1999, the OTS approved the merger of Community Federal Savings Bank with and into Provident Community Bank. On November 3, 1999, the South Carolina Board of Financial Institutions also approved the transaction. The South Carolina Board of Financial Institutions' approval was the last regulatory approval necessary to consummate the merger between Union Financial Bancshares, Inc. and South Carolina Community Bancshares, Inc. Under the merger's terms, each share of SCCB common stock will be exchanged for at least 0.817 shares of Union Financial common stock and at least $5.25 in cash. The merger is expected to close on November 12, 1999.

      Union Financial also announced that it had received approval from Nasdaq for its stock to be listed on the Nasdaq National Market System. Union Financial's stock is expected to be listed on the National Market System when the market opens on November 15, 1999 and will continue to be traded under the ticker symbol "UFBS".


For further information contact:

Dwight V. Neese
President and CEO
Union Financial Bancshares, Inc./
Provident Community Bank
(864) 427-9000

Alan W. Pullen
President and CEO
South Carolina Community Bancshares, Inc./
Community Federal Savings Bank
(803) 635-5536